AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 2014

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Windstream Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-2847717 (I.R.S. Employer Identification No.)
4001 Rodney Parham Road
Little Rock, Arkansas 72212-2442
(501) 748-7000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

John P. Fletcher
Executive Vice President, Secretary & General Counsel
Windstream Holdings, Inc.
4001 Rodney Parham Road
Little Rock, Arkansas 72212-2442
(501) 748-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Daniel L. Heard
Kutak Rock LLP
124 West Capitol, Suite 2000
Little Rock, AR 72201
(501) 975-3000

Approximate date of commencement of proposed sale of the securities to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.0001 per share	4,320,000	$7.98	$34,473,600	$4,441

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s shares of common stock as reported on the NASDAQ Global Select Market on March 3, 2014.

PROSPECTUS

WINDSTREAM HOLDINGS, INC.

4,320,000 SHARES OF COMMON STOCK

This prospectus relates to the resale, from time to time, by the Windstream Master Trust (referred to herein as the “selling stockholder”) which is a trust maintained in connection with the defined benefit pension plan sponsored by Windstream Holdings, Inc., of up to 4,320,000 shares of common stock, par value $0.0001 per share, of Windstream Holdings, Inc. Of the shares covered by this prospectus, 3,300,000 shares were contributed to the pension plan in a transaction registered with the Securities and Exchange Commission on September 12, 2013 and 1,020,000 shares will be contributed to the pension plan in a private placement on or about March 7, 2014. The shares may be offered for sale from time to time by JPMorgan Chase Bank, N.A., as duly appointed trustee of the selling stockholder, at the direction of an investment fiduciary appointed to manage the shares of our common stock covered by this prospectus.

The common stock to which this prospectus relates may be offered and sold by the selling stockholder directly or through underwriters, broker-dealers or agents on the NASDAQ Global Select Market, in privately negotiated transactions or otherwise. The common stock may be sold in one or more transactions at market prices prevailing at the time of sale or at prices determined on a negotiated or competitive bid basis. See “Plan of Distribution.”

We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale of the common stock offered by this prospectus. We will bear all expenses incident to registration, offering and sale of common stock to the public, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “WIN.” The last reported sale price of our common stock on March 5, 2014 was $8.12 per share.

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Investing in our common stock involves risks that are described in the “Risk Factors” section beginning at page 6 of this prospectus.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on behalf of the selling stockholder utilizing a "shelf" registration process. This prospectus does not contain all of the information included in the registration statement. Under this "shelf" registration process, the selling stockholder may, from time to time, until the registration statement is withdrawn from registration by us, sell the common stock being offered pursuant to this prospectus in one or more offerings. For a more complete understanding of the offering of the shares, you should refer to the registration statement, including its exhibits. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents now or in the future incorporated by reference into the registration statement of which this prospectus forms a part. The selling stockholder may not authorize anyone to provide you with different information. We are not, and the selling stockholder is not, making an offer of the shares of our common stock to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the related prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Other than as required by law, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

On August 30, 2013, Windstream Corporation created a new holding company organizational structure whereby Windstream Corporation became a wholly-owned subsidiary of Windstream Holdings, Inc., Windstream Holdings, Inc. became the successor issuer to Windstream Corporation pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the common stock of Windstream Holdings, Inc. was deemed to be registered under Section 12(b) of the Exchange Act by operation of law. Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “the Company” or similar references refer to Windstream Holdings, Inc. and its consolidated subsidiaries for periods on and after August 30, 2013 and to Windstream Corporation and its consolidated subsidiaries for periods prior to August 30, 2013.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this prospectus or any prospectus supplement include certain forward-looking statements. We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any statements contained in or incorporated by reference in this prospectus and any prospectus supplement. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements about our expectation to maintain our current dividend practice at the current rate of dividend, expected levels of support from universal service funds or other government programs, expected rates of loss of voice lines or intercarrier compensation, expected increases in business data connections, our expected ability to fund operations, expected required contributions to our pension plan, capital expenditures, cash income tax payments, and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, expected effective federal income tax rates, the amounts expected to be received from the Rural Utilities Service to fund a portion of our broadband stimulus projects and the expected benefit of those projects, and forecasted capital expenditure amounts. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and “should,” and variations of these words and similar expressions, are intended to identify these forward-looking statements. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets;

•	the extent, timing and overall effects of competition in the communications business;

•	the impact of new, emerging or competing technologies;

•
for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend;

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the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation adopted in 2011, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to us;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate;

•	unfavorable results of litigation or intellectual property infringement claims asserted against us;

•
our ability to continue to pay dividends, which may be affected by changes in our cash requirements, capital spending plan, cash tax payment obligations, or financial position, and which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors;

•	unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations;

•
the risks associated with non-compliance with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and subsidies or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer voice lines and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and

•
those additional factors set forth under the caption “Risk Factors” in this prospectus and other factors described in our filings with the SEC, including under the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the fiscal year December 31, 2013, which is incorporated by reference herein.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section titled “Risk Factors,” and the documents that we incorporate by reference into this prospectus, before making an investment decision.

ABOUT WINDSTREAM HOLDINGS, INC.

Business Overview

We are a leading provider of advanced communications and technology solutions, including cloud computing and managed services, to business nationwide. In addition to business services, we offer broadband, voice and video services to consumers in primarily rural markets.

We operate in 48 states and the District of Columbia, a local and long-haul fiber network spanning approximately 118,000 miles, a robust business sales division and 26 data centers offering managed services and cloud computing.

For a further discussion of our business, we urge you to read our Annual Report on Form 10-K for the year ended December 31, 2013, incorporated by reference herein. See “Where You Can Find More Information” below.

Additional Information

For a further discussion of our business, we urge you to read our Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this prospectus. See “Where You Can Find More Information” below for information on how you can view this report.

We are incorporated in Delaware. Our principal executive offices are located at 4001 Rodney Parham Road, Little Rock, Arkansas 72212, and our telephone number is (501) 748-7000. Our website is located at www.windstream.com. Information on our website is not incorporated into, and does not otherwise form a part of, this prospectus.

THE OFFERING

Issuer	Windstream Holdings, Inc. (the “Company”)

Company Securities held by selling stockholder prior to the date hereof	3,300,000 shares of common stock, which were contributed to the pension plan on September 12, 2013

Company Securities offered by the selling stockholder	4,320,000 shares of common stock

Use of Proceeds	We will not receive any proceeds from the sale of shares of the common stock by the selling stockholder. See “Use of Proceeds.”

Risk Factors
Investing in our common stock involves substantial risk. For a discussion of risks relating to Windstream Holdings, Inc., our business and investment in our common stock, see the section titled “Risk Factors” on page 6 of this prospectus and all other information set forth in this prospectus before investing in our common stock.

Nasdaq Trading Symbol	WIN

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

USE OF PROCEEDS

The proceeds from the sale of the common stock to which this prospectus relates are solely for the account of the selling stockholder. We will not receive any proceeds from the sale of common stock offered pursuant to this prospectus.
DESCRIPTION OF OUR CAPITAL STOCK
The following summary description of our common stock is qualified in its entirety by the DGCL and the Amended and Restated Certificate of Incorporation of Windstream Holdings, Inc. (our “Certificate”). Our Certificate is included as Exhibit 3.1 to our Current Report on Form 8-K dated August 30, 2013, which is on file with the SEC. See “Where You Can Find More Information” below for information on how you can view this filing.

General

Under our Certificate, our total authorized capital stock consists of 200,000,000 shares of preferred stock, par value $.0001 per share, and 1,000,000,000 shares of common stock, par value $.0001 per share.

Preferred Stock

Our Certificate provides that our board of directors is authorized, without further stockholder approval, to issue from time to time up to a total of 200,000,000 shares of preferred stock in one or more series and to fix or alter the powers, preferences and rights, and any qualifications, limitations or restrictions thereof, of the shares of each series. Our board of directors may fix the number of shares of any series of preferred stock, and it may increase or decrease the number of shares of any series of preferred stock, as long as it acts within the limitations or restrictions stated in the original resolution or resolutions that fixed the number of shares in the series and as long as it does not decrease the number of shares of any series below the number then outstanding. If the number of shares of any series of preferred stock is decreased, the shares constituting the decrease will resume the status they had prior to the adoption of the resolution that originally fixed the number of shares of the series, subject to the requirements of applicable law.

Common Stock

Under our Certificate, the holders of our common stock have one vote per share on matters submitted to a vote of stockholders. Holders of the common stock will be entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment or provision for payment of all debts and subject to the prior rights of any outstanding preferred stock. Our common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

To the greatest extent permitted by applicable Delaware law, the shares of our common stock will be uncertificated, and transfer will be reflected by book entry.

All rights, preferences and privileges of holders of our common stock stated in this summary are subject to the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Anti-Takeover Effects of the Delaware General Corporation Law and Our Certificate of Incorporation and Bylaws

The DGCL, our Certificate and our bylaws contain a number of provisions which could have the effect of discouraging transactions that involve an actual or threatened change of control. In addition, provisions of our Certificate and our bylaws may be deemed to have anti-takeover effects and could delay, defer or prevent a tender offer or takeover attempts that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders.

Delaware Section 203

Section 203 of the DGCL restricts business combinations with certain interested stockholders (defined generally under the DGCL to include persons who beneficially own or acquire 15% or more of a Delaware corporation’s voting stock and their affiliates and associates, and hereinafter as a “Section 203 Interested Stockholder”). Specifically, Section 203 prohibits business combination transactions between a publicly-held Delaware corporation and any Section 203 Interested Stockholder for a period of three years after the time at which the Section 203 Interested Stockholder became an interested stockholder unless: (a) prior to the time that such entity became a Section 203 Interested Stockholder, the corporation’s board of directors approved either the proposed business combination or the transaction which resulted in the Section 203 Interested Stockholder becoming an interested stockholder; (b) upon consummation of the transaction which resulted in the Section 203 Interested Stockholder becoming such an interested stockholder, the Section 203 Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers; and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) on or subsequent to the time that such entity became a Section 203 Interested Stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66  2/3% the outstanding voting stock which is not owned by the Section 203 Interested Stockholder.

Under certain circumstances, Section 203 makes it more difficult for a person who is a Section 203 Interested Stockholder to effect various business combinations with a corporation for a period of three years. The provisions of Section 203 are intended to encourage third parties interested in acquiring us to negotiate in advance with our board of directors. Section 203 also may make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that in order for a stockholder to nominate any person for election as a director or propose business at a meeting of stockholders, the stockholder must give timely notice to our Secretary. To be timely:

•
in the case of an annual meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is changed by more than 25 days (or 30 days in the case of director nominations) from such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made; and

•
in the case of a special meeting at which directors are to be elected, a stockholder’s notice of nominations must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

These provisions could preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors by limiting the window of time available to present such matters to us for presentation at such meeting.

Calling a Special Meeting; Action by Written Consent of Stockholders

Under Delaware law, a special meeting of the stockholders may be called by the board of directors of the corporation or by any other person authorized to do so in the certificate of incorporation or bylaws. Our Certificate states that as long as any security of the company is registered under Section 12 of the Exchange Act, special meetings of our stockholders may be called only by a resolution of the board of directors.

Our Certificate provides that as long as any of our securities is registered under Section 12 of the Exchange Act, no stockholder action may be taken without a meeting.

The inability of our stockholders to take action by written consent and to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by our board of directors. In addition, the inability of stockholders to call a special meeting of stockholders could make it more difficult to change our existing board of directors and management.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to NASDAQ Listing Rule 5635, which sets forth the circumstances under which an issuer is required to obtain approval from its stockholders prior to an issuance of securities in connection with: (1) the acquisition of the stock or assets of another company; (2) equity-based compensation of officers, directors, employees or consultants; (3) a change of control; and (4) private placements. In connection with an acquisition of the stock or assets of another company, NASDAQ Listing Rule 5635 would require stockholder approval prior to the issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power of the outstanding common stock before the issuance, or if any director, officer or substantial stockholder of the issuing company has a 5% or greater interest (or such persons collectively have a 10% or greater interest) in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control of us.

Supermajority Vote to Amend Charter and Bylaws

Under Delaware law, unless a higher vote is required in the certificate of incorporation of a corporation, an amendment to such certificate of incorporation generally may be approved by a majority of the outstanding shares entitled to vote on the proposed amendment. Notwithstanding any provision of a corporation’s certificate of incorporation to the contrary, under Delaware law, holders of a class of a corporation’s stock are entitled to vote as a class on the approval of any amendment to the corporation’s certificate of incorporation which would:

•	increase or decrease the aggregate number of authorized shares of such class (subject to certain exceptions);

•	increase or decrease the par value of the shares of such class; or

•	alter or change the powers, preferences or rights of such class so as to affect them adversely.
Under our Certificate, the affirmative vote of the holders of at least two-thirds of the combined voting power of all of our then-outstanding shares eligible to be cast in the election of directors is required in order to amend, alter, change or repeal the sections of our Certificate related to the limitation of liability of directors and indemnification of directors and officers, the prohibition of stockholder action by written consent, the calling of special meetings of stockholders, the election to be covered by Section 203 of the DGCL, and the procedures required to amend our Certificate.

Under our Certificate, the board of directors is expressly authorized to amend, alter, change or repeal our bylaws. The stockholders also have the ability to amend, alter, change or repeal our bylaws by the affirmative vote of a majority of the then-outstanding shares entitled to vote, except that a two-thirds vote is required for the stockholders to amend sections of our bylaws related to bringing matters before an annual stockholder meeting, nominating and electing directors and filling vacancies on the board, and the procedures required to amend our bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

PLAN OF DISTRIBUTION

We have registered the common stock to allow the selling stockholder to sell all or a portion of the common stock to the public from time to time after the date of this prospectus. The selling stockholder may sell the common stock directly or in negotiated transactions upon instructions from the independent third party investment fiduciary chosen by the pension plan’s Investment Committee through underwriters, broker-dealers or agents. We have agreed to pay all expenses incurred in connection with the registration of the shares of common stock offered under this prospectus, and the selling stockholder will pay all expenses incurred in connection with the sale of the shares of our common stock offered under this prospectus, including all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the selling stockholder, transfer taxes and related charges in connection with the offer and sale of these shares of common stock.

We will not receive any portion of the proceeds of the sale of the common stock offered by this prospectus. The proceeds will, however, be used to fund our obligations under the pension plan.

The SEC may deem the selling stockholder and any broker-dealers or agents who participate in the distribution of the common stock to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, the SEC may deem any profits made by the selling stockholder as a result of selling the common stock and any discounts, commissions, or concessions received by any broker-dealers or agents to be underwriting discounts and commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and also may be subject to liabilities under the securities laws, including Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. To our knowledge, there are currently no plans, agreements, arrangements, or understandings between the selling stockholder and any underwriter, broker-dealer, or agent regarding the sale of the common stock.

The common stock may be sold pursuant to the methods described below from time to time by or for the account of the selling stockholder on the NASDAQ Global Select Market, or any other national securities exchange or automated interdealer quotation system on which our common stock is then listed, or otherwise in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	prices determined on a negotiated or competitive bid basis.

These sales may be effected by any one or more of the following methods:

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	privately negotiated transactions.

To comply with the securities laws of some states, if applicable, the selling stockholder may only sell the common stock in these jurisdictions through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the common stock may not be sold unless the common stock has been registered or qualified for sale in these jurisdictions, or an exemption from registration or qualification is available and complied with. The selling stockholder and any other persons participating in the sales of the common stock pursuant to this prospectus may be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act.

The selling stockholder may also sell shares in reliance upon Rule 144 of the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144, rather than under this prospectus.

With respect to a particular offering of the common stock, to the extent required by law, we will file an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, disclosing the following information:

•	the amount of common stock being offered and sold;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers, or underwriters employed by the selling stockholder in connection with such sale; and

•	any applicable commissions, discounts, concessions, and other items constituting compensation from the selling stockholder.

The pension plan is a “pension plan” as defined in the Employee Retirement Income Security Act of 1974, as amended (ERISA). Prohibited transactions under Title I of ERISA and Section 4975 of the Internal Revenue Code could arise if, absent an available exemption, a person or entity that is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Internal Revenue Code, were to purchase any of the common stock being offered by the selling stockholder. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

LEGAL MATTERS

Kutak Rock LLP, Little Rock, Arkansas, has passed upon the validity of the shares of our common stock to be offered pursuant to this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Windstream Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and we file reports and other information with the SEC. This prospectus, which forms a part of the registration statement, does not have all the information contained in the registration statement. You may read, free of charge, and copy, at the prescribed rates, any reports and other information, including the registration statement, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC, at 100 F Street, N.E., Washington, D.C. 20549, at the prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information, including the registration statement. The website address is: http://www.sec.gov. Information about us, including our SEC filings, is also available at our Internet site at http://www.windstream.com. However, the information on, or accessible through, our Internet site is not a part of or incorporated by reference into this prospectus or any prospectus supplement.

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” selected documents filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on February 27, 2014;

•	our Current Report on Form 8-K filed with the SEC on February 14, 2014; and

•
the description of the Company's Common Stock contained in the Registration Statement on Form 8-A, filed with the Commission on December 8, 2009, pursuant to Section 12 of the Exchange Act, as modified by the Company's Current Report on Form 8-K, filed with the Commission on February 19, 2010, and including any other amendment or report filed with the Commission for the purpose of updating such description.

We also incorporate by reference additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act) subsequent to the date of this prospectus and prior to the termination of the offering made by this prospectus, except that any such report or portions thereof which are furnished and not filed shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to: Windstream Holdings, Inc., 4001 Rodney Parham Road, Little Rock, Arkansas 72212-2442, attention Genesis White. You may direct telephone requests to Ms. White at (501) 748-7216.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

The following is an itemization of all fees and expenses incurred or expected to be incurred in connection with the registration and contribution to the Windstream Pension Plan of the common stock being registered. All such expenses will be paid by the registrant and all but the Securities and Exchange Commission (“SEC”) registration fee are estimates and remain subject to future contingencies.

SEC Registration Fee*	$4,441
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	25,000
Transfer Agent and Registrar Fees and Expenses	20,000
Printing and Engraving Fees	400
Total	$74,841

* Paid upon the filing of this Registration Statement with the SEC.

Item 15. Indemnification Of Directors And Officers

Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. As permitted by the DGCL, the Company’s Amended and Restated Certificate of Incorporation eliminates, to the fullest extent permitted by the DGCL, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize further elimination or limiting of directors’ personal liability, then the Company’s Amended and Restated Certificate of Incorporation provides that the personal liability of directors will be eliminated or limited to the fullest extent provided under the DGCL.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in the right of the corporation—by reason of the fact that the person is or was a director, officer, agent, or employee of the corporation, or is or was serving at the corporation’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acting in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the corporation, unless the court believes that in light of all the circumstances indemnification should apply. The DGCL requires a corporation to indemnify a director or officer to the extent that the director or officer has been successful, on the merits or otherwise, in defense of any action, suit or proceeding for which indemnification is lawful.

As permitted by the DGCL, the Company’s Amended and Restated Certificate of Incorporation provides that (a) the Company is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to certain very limited exceptions, (b) the Company may indemnify its other employees and agents as set forth in the DGCL, (c) the Company is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain conditions and (d) the rights conferred by the Amended and Restated Certificate of Incorporation are not exclusive.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. The Company maintains a director and officer insurance policy which insures the directors and officers of the Company against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as directors and officers.

In addition, the Company has entered into separate indemnification agreements with certain of its current and former directors and executive officers. The indemnification agreements provide generally that the Company will indemnify and advance expenses to the fullest extent permitted by applicable law. Each director and executive officer party to an indemnification agreement is entitled to be indemnified against all expenses, judgments, penalties and amounts paid in settlement actually and reasonably incurred.

Item 16. Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings

The Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
(i) include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a) (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchase in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on March 6, 2014.

WINDSTREAM HOLDINGS, INC.

By:	/s/ Jeffery R. Gardner
Name:	Jeffery R. Gardner
Title:	President & Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffery R. Gardner	President & Chief Executive Officer	March 6, 2014
Jeffery R. Gardner	(Principal Executive Officer) and Director

/s/ Anthony W. Thomas	Chief Financial Officer	March 6, 2014
Anthony W. Thomas	(Principal Financial Officer)

/s/ John C. Eichler	Controller	March 6, 2014
John C. Eichler	(Principal Accounting Officer)

*	Director	March 6, 2014
Carol B. Armitage

*	Director	March 6, 2014
Samuel E. Beall, III

*	Director	March 6, 2014
Dennis E. Foster

*	Director	March 6, 2014
Francis X. Frantz

*	Director	March 6, 2014
Jeffrey T. Hinson

*	Director	March 6, 2014
Judy K. Jones

*	Director	March 6, 2014
William A. Montgomery

*	Director	March 6, 2014
Alan L. Wells

*By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
3.1
Amended and Restated Certificate of Incorporation of Windstream Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on August 30, 2013).

3.2
Second Amended and Restated Bylaws of Windstream Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 14, 2014).

5.1	Opinion of Kutak Rock LLP regarding the legality of the shares of common stock offered by this Registration Statement.*
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of Kutak Rock LLP (included in Exhibit 5.1).*
24	Powers of Attorney of directors and certain officers of the Registrant.*

* Filed herewith.